UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2010
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This amendment is being filed solely to amend the Original Form 8-K to include Exhibits 99.5 and 99.6. These exhibits are not material agreements as defined in Item 601(10) of Regulation S-K, but were referenced in the Estoppel, as noted below, and are being included herewith solely to incorporate the terms thereof by reference within the filing.
As previously disclosed, Solar Power, Inc. (the “Company”) entered into an Acknowledgment, Confirmation and Estoppel (the “Estoppel”) whereby the Company agreed to the collateral assignment to Umpqua Bank of the Operations and Maintenance Agreement between the Company and Solar Tax Partners 1, LLC (“STP”) dated December 11, 2009 and amended on January 10, 2010 (the “O&M Agreement”) and the Photovoltaic System Energy Output Guaranty between the Company, STP and Master Tenant 2008-C, LLC (the “Output Guaranty”). Under the Estoppel, the Company agreed to provide Umpqua Bank with written notice of any default or breach by the parties to the O&M Agreement or Output Guaranty and granted Umpqua Bank certain rights to cure such default or breach under the agreements.
The description of the O&M Agreement and the Output Guaranty are a summary only, do not purport to be complete and are qualified in their entirety by reference to the Exhibits attached hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

99.5	Operations and Maintenance Agreement dated December 11, 2009*

99.6	Photovoltaic System Energy Output Guaranty dated December 18, 2009*

*	Portions of this exhibit have been redirected and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: November 16, 2010	/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance and Secretary

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